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                                                               EXHIBIT 15

                ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

    Shareholders and Board of Directors
    KeyCorp

   We are aware of the incorporation by reference in the following KeyCorp Registration Statements of our review report, dated July 18, 1994, relating to the unaudited consolidated interim financial statements of KeyCorp, included in the Quarterly Report on Form 10-Q for the period ended June 30, 1994.

    Form S-3 No. 33-5064
    Form S-3 No. 33-10634
    Form S-3 No. 33-39733
    Form S-3 No. 33-39734
    Form S-3 No. 33-51652
    Form S-3 No. 33-53643

    Form S-4 No. 33-31569
    Form S-4 No. 33-44657
    Form S-4 No. 33-51717

    Form S-8 No. 2-67589
    Form S-8 No. 2-96769
    Form S-8 No. 2-97452
    Form S-8 No. 33-21643
    Form S-8 No. 33-42691
    Form S-8 No. 33-45518
    Form S-8 No. 33-46278
    Form S-8 No. 33-52293
    Form S-8 No. 33-54819
    Form S-8 No. 33-57408

    Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 2 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 3 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)

   Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                        /s/ Ernst & Young LLP

    Cleveland, Ohio
    August 12, 1994